Exhibit A
Distribution Financial Services RV Trust 1999-1
February 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance  $806,606,182.06
Beginning Pool Factor        1.00000000

Distribution Allocable to Principal on Notes
              Prior                               Current
Class     Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
A-1           $0.00             0.0000000             $0.00       0.0000000
A-2           $0.00             0.0000000    $14,213,519.81     561.6130549
A-3           $0.00             0.0000000             $0.00       0.0000000
A-4           $0.00             0.0000000             $0.00       0.0000000
A-5           $0.00             0.0000000             $0.00       0.0000000
A-6           $0.00             0.0000000             $0.00       0.0000000
  B           $0.00             0.0000000             $0.00       0.0000000
  C           $0.00             0.0000000             $0.00       0.0000000

Distribution Allocable to Interest on Notes
                         Prior                            Current
Class    Rate      Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1      4.97%          $0.00          0.0000000              $0.00       0.0000000
A-2      5.38%          $0.00          0.0000000        $636,618.93       2.7979683
A-3      5.70%          $0.00          0.0000000        $940,490.50       4.7500000
A-4      5.84%          $0.00          0.0000000        $937,524.40       4.8666667
A-5      5.97%          $0.00          0.0000000        $794,616.95       4.9750000
A-6      6.02%          $0.00          0.0000000        $322,902.77       5.0166667
  B      6.36%          $0.00          0.0000000        $132,500.00       5.3000000
  C      7.23%          $0.00          0.0000000        $120,500.00       6.0250000

Note Balance After Giving Effect to Principal Distribution
Class Beginning Balance   Pool Factor  Ending Balance   Pool Factor
A-1              0.00      0.0000000            $0.00       0.0000000
A-2   $141,996,788.09      1.0000000  $127,783,268.28     561.6131055
A-3   $197,998,000.00      1.0000000  $197,998,000.00       1.0000000
A-4   $192,642,000.00      1.0000000  $192,642,000.00       1.0000000
A-5   $159,722,000.00      1.0000000  $159,722,000.00       1.0000000
A-6   $ 64,366,000.00      1.0000000  $ 64,366,000.00       1.0000000
  B   $ 25,000,000.00      1.0000000  $ 25,000,000.00       1.0000000
  C   $ 20,000,000.00      1.0000000  $ 20,000,000.00       1.0000000
Servicing Fee                                                                      $336,085.91
Servicing Fee Per $1,000 of Orig.Note                                                0.3360859

Realized Losses                                                                    $403,614.12

Reserve Account Balance                                                         $17,437,740.90

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                $18,232,866.47
          Interest Payments Received                                             $5,998,319.51
          Scheduled Principal Payments Received                                  $4,492,637.10
          Principal Prepayments Received                                         $7,741,909.86

Distribution to Residual Interestholders                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in
related Collection Period                                                                $0.00

Ending Pool Balance                                                            $793,892,789.74
Ending Pool Factor                                                                  0.79389009